Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Gartner, Inc.:
     We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein in the prospectus.
/s/ KPMG LLP
New York, New York
July 31, 2009